UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2007

BroadVision, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-28252	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Blvd, Suite 550, North Bldg, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

                                         Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2007, BroadVision, Inc. ("BroadVision") signed a Lease Termination Agreement (the "Lease Termination Agreement") with The Board Of Trustees Of The Leland Stanford Junior University ("Stanford") in order to terminate that certain Lease Agreement (the "Original Lease Agreement") between BroadVision and Stanford, dated as of February 5, 1997 and as amended on December 3, 1997 and October 1, 2004, for the premises located at 585 Broadway, Redwood City, California 94063. The Original Lease Agreement was set to expire on December 4, 2007.  On November 30, 2005, with the consent of Stanford and as allowed under the Original Lease Agreement, BroadVision entered into in an agreement to sublet the premises.

Under the terms of the Lease Termination Agreement, on November 6, 2007, BroadVision shall (i) surrender the premises and all of its rights and interest in the premises, (ii) assign its right in the sublease to Stanford and (iii) pay a termination fee of $111,317.12 to Stanford.

A copy of  the Lease Termination Agreement is furnished herewith as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

10.1	Lease Termination Agreement by and between BroadVision, Inc. and The Board Of Trustees Of The Leland Stanford Junior University, dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

November 9, 2007	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Termination Agreement by and between BroadVision, Inc. and The Board Of Trustees Of The Leland Stanford Junior University, dated November 6, 2007.